Exhibit 99.1

Jameson Inns, Inc.	PRESS RELEASE

8 Perimeter Center East, Suite 8050    Atlanta, Georgia 30346    (770) 481-0305    FAX (770) 901-9550

FOR IMMEDIATE RELEASE

Investor Relations Contacts:
EPOCH Financial	(888) 917-5109
Todd Atenhan	tatenhan@epochfinancial.com
Valerie Kimball	vkimball@epochfinancial.com

Jameson Inns, Inc. Announces Date for Third Quarter Results and Conference Call

ATLANTA, October 28, 2004 — Jameson Inns, Inc. (Nasdaq: JAMS), owner of Jameson Inn and Signature Inn hotels, today announced that it will release financial results for the quarter ended September 30, 2004, prior to the opening of the market on Monday, November 15, 2004.

A conference call will be held at 11:00 a.m. (EST) on November 15, 2004. The call will be hosted by Mr. Tom Kitchin, Chairman and Chief Executive Officer of Jameson Inns, Inc. There will be a question and answer period after initial comments by Mr. Kitchin and other members of his senior management team. A live audio of the call will be accessible by calling 877-462-0700 (domestic) or 706-679-3971 (international). The call is also available via the internet at www.jamesoninns.com. A replay of the conference call will be available for thirty days following the call on www.jamesoninns.com, and until November 19, 2004 by telephone by calling (800) 642-1687 (domestic), or (706) 645-9291 (international) Conference ID 1835791.

Jameson Inns, Inc. owns and operates hotel properties in the southeastern and midwestern United States. The Company has also licensed 12 hotels to operate as Jameson Inns. There are currently 125 Inns (102 under the Jameson Inn brand and 23 under the Signature Inn brand), with a combined 8,224 rooms in 14 states.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.